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                                                           Exhibit Number - 23.3

Consent of Independent Accountants


We have issued our report dated February 18, 1998 accompanying the financial statements of McQueen International Limited and subsidiaries for the years ended February 28, 1997 and 1996 included in Form 10-K of Sykes Enterprises, Incorporated as of and for the year ended December 31, 1997. We consent to the incorporation by reference of said report in the registration statements of Sykes Enterprises, Incorporated and subsidiaries on Forms S-3 (File Nos. 333-38513 and 333-46569) and on Form S-8 (File No.333-23681).


GRANT THORNTON

Edinburgh
United Kingdom
March 13, 1998




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